MASTER CONVERTIBLE PROMISSORY NOTE

Effective Date: September 18, 2014	U.S. $64,500.00

FOR VALUE RECEIVED, Rich Pharmaceuticals, Inc., a Nevada corporation (“Borrower”), promises to pay to Typenex Co-Investment, LLC, a Utah limited liability company, or its successors or assigns (“Lender”), $64,500.00 and any interest, fees, charges and penalties in accordance with the terms set forth herein. This Master Convertible Promissory Note (this “Master Note”) is issued and made effective as of September 18, 2014 (the “Effective Date”). For purposes hereof, the “Outstanding Balance” of each Note (as defined below) means the Purchase Price (as defined below) of such Note, as reduced or increased, as the case may be, pursuant to the terms hereof for redemption, conversion or otherwise, plus any original issue discount (“OID”), accrued but unpaid interest, collection and enforcements costs, and any other fees or charges (including without limitation late charges) incurred under each such Note.

The purchase price for this Master Note is $55,000.00 (the “Purchase Price”) payable by wire transfer. The initial Outstanding Balance of this Master Note shall include the Purchase Price, a $5,500.00 OID, and $4,000.00 to cover Lender’s legal fees, accounting costs, due diligence, monitoring and other transaction costs incurred in connection with the purchase and sale of the Notes (as defined below). Borrower agrees that this Master Note is fully paid for as of the Effective Date.

Lender may, with Borrower’s consent, lend additional funds to Borrower in up to two (2) additional tranches, each in the amount of $55,000.00 (each a “Tranche”), at any time or from time to time beginning on the Effective Date and ending one year from the date that the entire Outstanding Balance of the most recently funded Note has been repaid (the “Option Expiration Date”). On the Effective Date, Borrower will execute and issue each of the two (2) Subsequent Promissory Notes attached hereto as Exhibit A (each, a “Subsequent Note”, and together with the Master Note, the “Notes”, and each of the Notes individually, a “Note”). Each Subsequent Note shall have an initial Outstanding Balance of $60,500.00, consisting of $55,000.00 payable by wire and a $5,500.00 OID. Subject to Borrower’s consent right as set forth above, each of the Subsequent Notes shall be deemed issued by Lender on the Effective Date; provided, however, that no Subsequent Note shall be considered a valid, binding or enforceable obligation of Borrower until Lender delivers to Borrower: (i) the Purchase Price for the applicable Subsequent Note, and (ii) a copy of the applicable Subsequent Note (with applicable blanks filled in by Lender) (the “Effective Conditions”). Borrower agrees in advance that upon Lender’s satisfaction of the Effective Conditions with respect to a Subsequent Note, and subject to Borrower’s consent right as set forth above, that such Subsequent Note shall automatically become an unconditional, valid, binding and enforceable obligation of Borrower not subject to offset, deduction or counterclaim of any kind. Each Subsequent Note shall be considered a separate instrument from this Master Note and each other Subsequent Note.

This Master Note and each Subsequent Note shall have its own separate maturity date, which shall be the date that is one year from the date the Purchase Price is paid (the “Purchase Price Date”) for such Note (the “Maturity Date”). On each separate Maturity Date, the applicable Outstanding Balance shall be due and payable. Borrower and Lender agree that for Rule 144 purposes each Subsequent Note shall be considered fully paid and the applicable holding period shall begin on the date Lender satisfies the Effective Conditions with respect to such Subsequent Note. The terms of each Subsequent Note are incorporated by reference and made a part of this Master Note. In the case of any conflict between this Master Note and any Subsequent Note, the terms of this Master Note shall govern except with respect to any terms expressly supplied by such Subsequent Note.

Subject to the adjustments described in this paragraph, and provided that no Event of Default (as defined below) has occurred, the conversion price for each Note shall be 60% (the “Conversion Factor”) of the average of the three (3) lowest Closing Bid Prices of Borrower’s common stock (“Common Stock”) in the twenty (20) Trading Days immediately preceding the Conversion (as defined below) (the “Conversion Price”), provided that if at any time the average of the three (3) lowest Closing Bid Prices in the twenty (20) Trading Days immediately preceding any date of measurement is below $0.03, then in such event the then-current Conversion Factor shall be reduced to 55% for all future Conversions under all Notes. Additionally, if at any time after the Effective Date, Borrower is not DWAC Eligible, then the Conversion Factor will automatically be reduced by 5% for all future Conversions under all Notes. If at any time after the Effective Date, Borrower is not DTC Eligible, then the Conversion Factor will automatically be reduced by an additional 5% for all future Conversions under all Notes.

1.                  Interest. Borrower may repay any Note at any time on or before the date that is 90 days from the applicable Purchase Price Date (the “Prepayment Opportunity Date”). If Borrower repays a Note on or before the Prepayment Opportunity Date, the interest rate shall be ZERO PERCENT (0%). If Borrower does not repay the entire Outstanding Balance of the applicable Note on or before the applicable Prepayment Opportunity Date, a one-time interest charge of 12% (the “Interest Charge”) shall be applied to the Outstanding Balance of such Note. Any interest payable is in addition to any applicable OID. Any OID remains payable regardless of the time and manner of payment by Borrower. Following the Prepayment Opportunity Date of each Note, such Note may only be prepaid by Borrower with the prior written consent of Lender. If Lender consents to Borrower’s prepayment of all or any portion of a Note, Borrower shall pay to Lender 125% of the portion of the Outstanding Balance of such Note that Lender allows Borrower to prepay.

2.                  Conversion. Lender has the right at any time after the Effective Date, at its election, to convert (each instance of conversion is referred to herein as a “Conversion”) all or any part of the Outstanding Balance of such Note into shares (“Conversion Shares”) of fully paid and non-assessable Common Stock as per the following conversion formula: the number of Conversion Shares equals the amount being converted (the “Conversion Amount”) divided by the Conversion Price. Conversion notices in substantially the form attached hereto as Exhibit B (each, a “Conversion Notice”) under any of the Notes may be effectively delivered to Borrower by any method of Lender’s choice (including but not limited to facsimile, email, mail, overnight courier, or personal delivery), and all Conversions shall be cashless and not require further payment from Lender. If no objection is delivered from Borrower to Lender regarding any variable or calculation of the Conversion Notice within 24 hours of delivery of the Conversion Notice, Borrower shall have been thereafter deemed to have irrevocably confirmed and irrevocably ratified such Conversion Notice and waived any objection thereto. Borrower shall deliver the Conversion Shares from any Conversion to Lender within three (3) business days of Lender’s delivery of the Conversion Notice to Borrower (the “Delivery Date”).

3.                  Conversion Delays. If Borrower fails to deliver Conversion Shares in accordance with the timeframes stated in Section 2, Lender, at any time prior to selling all of those Conversion Shares, may rescind in whole or in part that particular Conversion attributable to the unsold Conversion Shares, with a corresponding increase to the applicable Outstanding Balance (any returned Conversion Amount will tack back to the Purchase Price Date of the applicable Note). In addition, for each Conversion, in the event that Conversion Shares are not delivered by the Delivery Date, a late fee equal to $1,000.00 per day (but in any event the cumulative amount of such late fees for each Conversion shall not exceed 200% of the applicable Conversion Amount).

4.                  Reservation of Shares. At all times during which any Note is convertible, Borrower will reserve from its authorized and unissued Common Stock to provide for the issuance of Common Stock upon the full conversion of all outstanding Notes. Borrower will at all times reserve at least three (3) times the number of shares of Common Stock necessary to convert the total Outstanding Balance of each of the outstanding Notes, plus all accrued interest, penalties and fees, as of any given date (the “Share Reserve”), but in no event shall less than 7,000,000 shares of Common Stock be reserved for such purpose (the “Transfer Agent Reserve”). Borrower further agrees that it will cause its transfer agent to immediately add shares of Common Stock to the Transfer Agent Reserve in increments of 1,000,000 shares as and when requested by Borrower or Lender in writing from time to time, provided that such incremental increases do not cause the Transfer Agent Reserve to exceed the Share Reserve. In furtherance thereof, from and after the date hereof and until such time that the Notes have been paid in full, Borrower shall require its transfer agent to reserve for the purpose of issuance to Lender pursuant to conversions under the Notes a number of shares of Common Stock equal to the Transfer Agent Reserve. Borrower shall further require its transfer agent to hold such shares of Common Stock exclusively for the benefit of Lender and to issue such shares to Lender promptly upon Lender’s delivery of a conversion notice under a Note.

5.                  Borrower Representations and Warranties. Borrower represents and warrants to Lender that, as of the date hereof: (i) Borrower is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has the requisite corporate power to own its properties and to carry on its business as now being conducted; (ii) Borrower is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary; (iii) Borrower has registered its Common Stock under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and is obligated to file reports pursuant to Section 13 or Section 15(d) of the 1934 Act; (iv) the Master Note, the Subsequent Notes and the transactions contemplated hereby and thereby, have been duly and validly authorized by Borrower; (v) the Master Note has been duly executed and delivered by Borrower and constitutes the valid and binding obligation of Borrower enforceable in accordance with its terms, subject as to enforceability only to general principles of equity and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors’ rights generally; (vi) each Subsequent Note has been duly executed and delivered by Borrower and upon receipt of the Purchase Price for any Subsequent Note, such Subsequent Note shall constitute the valid and binding obligation of Borrower enforceable in accordance with its terms, subject as to enforceability only to general principles of equity and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors’ rights generally; (vii) the execution and delivery of the Notes by Borrower, the issuance of Conversion Shares in accordance with the terms hereof, and the consummation by Borrower of the other transactions contemplated by the Notes do not and will not conflict with or result in a breach by Borrower of any of the terms or provisions of, or constitute a default under (a) Borrower’s formation documents or bylaws, each as currently in effect, (b) any indenture, mortgage, deed of trust, or other material agreement or instrument to which Borrower is a party or by which it or any of its properties or assets are bound, including any listing agreement for the Common Stock except as herein set forth, or (c) to Borrower’s knowledge, any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over Borrower or any of Borrower’s properties or assets; (viii) no authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders or any lender of Borrower is required to be obtained by Borrower for the issuance of the Notes and Conversion Shares to Lender, except such authorizations, approvals and consents that have been obtained; (ix) none of Borrower’s filings with the SEC contained, at the time they were filed, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; (x) Borrower has filed all material reports, schedules, forms, statements and other documents required to be filed by Borrower with the SEC under the 1934 Act on a timely basis or has received a valid extension of such time of filing and has filed any such report, schedule, form, statement or other document prior to the expiration of any such extension; (xi) Borrower is not now and has not been at any time in the previous twelve (12) months a “Shell Company,” as such type of “issuer” is described in Rule 144(i)(1) under the 1933 Act; (xii) with respect to any brokerage commissions, placement agent or finder’s fees or similar payments that will or would become due and owing by Borrower to any person or entity as a result of this Master Note or the transactions contemplated hereby (“Broker Fees”), any such Broker Fees will be made in full compliance with all applicable laws and regulations and only to a person or that is a registered investment adviser or registered broker-dealer; and (xiii) Lender shall have no obligation with respect to any such Broker Fees or with respect to any claims made by or on behalf of other persons or entities for fees of a type contemplated herein that may be due in connection with the transactions contemplated hereby and Borrower shall indemnify and hold harmless each of Lender, Lender’s employees, officers, directors, stockholders, managers, agents, and partners, and their respective affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorneys’ fees) and expenses suffered in respect of any such claimed or existing fees.

6.                  Borrower Covenants. Until all of Borrower’s obligations hereunder are paid and performed in full, or within the timeframes otherwise specifically set forth below, Borrower shall comply with the following covenants: (i) from the date hereof until all the Conversion Shares either have been sold by Lender, or may permanently be sold by Lender without any restrictions pursuant to Rule 144, Borrower shall timely make (including the benefit of any extension) all filings required to be made by it under the Securities Act of 1933 (the “1933 Act”), the 1934 Act, Rule 144 or any United States securities laws and regulations thereof applicable to Borrower or by the rules and regulations of its principal trading market, and such filings shall conform to the requirements of applicable laws, regulations and government agencies, and, unless such filings are publicly available on the SEC’s EDGAR system (via the SEC’s web site at no additional charge), Borrower shall provide a copy thereof to Lender promptly after such filings; (ii) so long as Lender beneficially owns any Note or Conversion Shares and for at least twenty (20) Trading Days thereafter, Borrower shall file all reports required to be filed with the SEC pursuant to Sections 13 or 15(d) of the 1934 Act, and shall take all reasonable action under its control to ensure that adequate current public information with respect to Borrower, as required in accordance with Rule 144, is publicly available, and shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination; (iii) the Common Stock shall be listed or quoted for trading on any of (a) the NYSE Amex, (b) the New York Stock Exchange, (c) the Nasdaq Global Market, (d) the Nasdaq Capital Market, (e) the OTC Bulletin Board, (f) the OTCQX or (g) the OTCQB or (h) the OTC Markets; and (iv) Borrower shall use the net proceeds received under any of the Notes for working capital and general corporate purposes only.

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7.                  Default.

7.1.            Events of Default. The following are events of default under the Notes (each, an “Event of Default”): (i) Borrower shall fail to pay any principal, interest, fees, charges or any other amount when due and payable hereunder; or (ii) Borrower shall fail to deliver any Conversion Shares on or before the Delivery Date in accordance with the terms hereof; or (iii) a receiver, trustee or other similar official shall be appointed over Borrower or a material part of its assets and such appointment shall remain uncontested for twenty (20) days or shall not be dismissed or discharged within sixty (60) days; or (iv) Borrower shall become insolvent or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any; or (v) Borrower shall make a general assignment for the benefit of creditors; or (vi) Borrower shall file a petition for relief under any bankruptcy, insolvency or similar law (domestic or foreign); or (vii) an involuntary proceeding shall be commenced or filed against Borrower; or (viii) Borrower, at any time after the Effective Date, is not DWAC Eligible; or (ix) Borrower shall become delinquent in its filing requirements as a fully-reporting issuer registered with the SEC and such delinquency will continue for a period of five (5) days after the extended due date for such filing; or (x) Borrower shall fail to observe or perform any covenant, obligation, condition or agreement of Borrower contained herein, including without limitation all covenants to timely file all required quarterly and annual reports and any other filings related to Rule 144 (other than those specifically set forth in this Section 7.1); or (xi) any representation, warranty or other statement made or furnished by or on behalf of Borrower to Lender herein or in connection with the issuance of the Notes shall be false, incorrect, incomplete or misleading in any material respect when made or furnished; or (xii) Borrower shall fail to maintain the Share Reserve; or (xiii) Borrower effectuates a reverse split of its Common Stock without twenty (20) Trading Days prior written notice to the Borrower; or (xiv) except with respect to any litigation disclosed in the Borrower’s SEC filings, any money judgment, writ or similar process shall be entered or filed against the Borrower or any subsidiary of the Borrower or any of its property or other assets for more than $100,000, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) calendar days unless otherwise consented to by the Lender.

7.2.            Cross Default. A breach or default by Borrower of any covenant or other term or condition contained in any of the Notes or Other Agreements (as defined below) shall, at the option of Lender, be considered an Event of Default under each Note, in which event Lender shall be entitled (but in no event required) to apply all rights and remedies of Lender under the terms of the Notes. “Other Agreements” means, collectively, all existing and future agreements and instruments between, among or by Borrower (or an affiliate), on the one hand, and Lender (or an affiliate), on the other hand. For the avoidance of doubt, all existing and future loan transactions between Borrower and Lender and their respective affiliates will be cross-defaulted with each other loan transaction and with all other existing and future debt of Borrower to Lender.

8.                  Remedies. Upon the occurrence of any Event of Default, Borrower shall within one (1) Trading Day after Borrower becomes aware or should have become aware of such Event of Default deliver written notice thereof via facsimile, email or reputable overnight courier (with next day delivery specified) (an “Event of Default Notice”) to Lender. At any time and from time to time after the earlier of Lender’s receipt of an Event of Default Notice and Lender becoming aware of the occurrence of any Event of Default, Lender may accelerate all the Notes for which the applicable Purchase Price has been paid by written notice to Borrower, with the Outstanding Balance of each such Note becoming immediately due and payable in cash at the Mandatory Default Amount. Notwithstanding the foregoing, at any time following the occurrence of any Event of Default, Lender may, at its option, elect to increase the Outstanding Balance by applying the Default Effect (subject to the limitation set forth below) via written notice to Borrower without accelerating the Outstanding Balance, in which event the Outstanding Balance shall be increased as of the date of the occurrence of the applicable Event of Default pursuant to the Default Effect, but the Outstanding Balance shall not be immediately due and payable unless so declared by Lender (for the avoidance of doubt, if Lender elects to apply the Default Effect pursuant to this sentence, it shall reserve the right to declare the Outstanding Balance immediately due and payable at any time and no such election by Lender shall be deemed to be a waiver of its right to declare the Outstanding Balance immediately due and payable as set forth herein unless otherwise agreed to by Lender in writing). Notwithstanding the foregoing, upon the occurrence of any Event of Default described in clauses (iii), (iv), (v), (vi) or (vii) of Section 7.1, each Outstanding Balance as of the date of acceleration shall become immediately and automatically due and payable in cash at the Mandatory Default Amount, without any written notice required by Lender. At any time following the occurrence of any Event of Default, upon written notice given by Lender to Borrower, interest shall accrue on the Outstanding Balance beginning on the date the applicable Event of Default occurred at an interest rate equal to the lesser of 22% per annum or the maximum rate permitted under applicable law (“Default Interest”). Additionally, following the occurrence of any Event of Default, Borrower may, at its option, pay any Conversion in cash instead of Conversion Shares by paying to Lender on or before the applicable Delivery Date a cash amount equal to the number of Conversion Shares set forth in the applicable Conversion Notice multiplied by the highest intra-day trading price of the Common Stock that occurs during the period beginning on the date the applicable Event of Default occurred and ending on the date of the applicable Conversion Notice. In connection with such acceleration described herein, Lender need not provide, and Borrower hereby waives, any presentment, demand, protest or other notice of any kind, and Lender may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Lender at any time prior to payment hereunder and Lender shall have all rights as a holder of the Note until such time, if any, as Lender receives full payment pursuant to this Section 8. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon. Nothing herein shall limit Lender’s right to pursue any other remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to Borrower’s failure to timely deliver Conversion Shares upon Conversion of the Notes as required pursuant to the terms hereof.

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9.                  Effect of Certain Events.

9.1.            Adjustment Due to Distribution. If Borrower shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a dividend, stock repurchase, by way of return of capital or otherwise (including any dividend or distribution to Borrower’s stockholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary (i.e., a spin-off)) (a “Distribution”), then Lender shall be entitled, upon any conversion of this Note after the date of record for determining stockholders entitled to such Distribution, to receive the amount of such assets which would have been payable to Lender with respect to the shares of Common Stock issuable upon such conversion had Lender been the holder of such shares of Common Stock on the record date for the determination of stockholders entitled to such Distribution.

9.2.            Adjustments for Stock Split. Notwithstanding anything herein to the contrary, any references to share numbers or share prices shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction.

10.              No Offset. Borrower acknowledges that this Master Note is an unconditional, valid, binding and enforceable obligation of Borrower not subject to offset, deduction or counterclaim of any kind. Borrower hereby waives any rights of offset it now has or may have hereafter against Lender, its successors and assigns, and agrees to make the payments or conversions called for herein in accordance with the terms of the Notes.

11.              Ownership Limited to 9.99% of Common Stock Outstanding. Notwithstanding anything to the contrary contained in any of the Notes (except as set forth below in this section), the Notes shall not be convertible by Lender, and Borrower shall not effect any conversion of the Notes or otherwise issue any shares of Common Stock pursuant to Section 2 hereof, to the extent (but only to the extent) that Lender together with any of its affiliates would beneficially own in excess of 9.99% (the “Maximum Percentage”) of the Common Stock outstanding. To the extent the foregoing limitation applies, the determination of whether a Note shall be convertible (vis-à-vis other convertible, exercisable or exchangeable securities owned by Lender or any of its affiliates) and of which such securities shall be convertible, exercisable or exchangeable (as among all such securities owned by Lender and its affiliates) shall, subject to such Maximum Percentage limitation, be determined on the basis of the first submission to Borrower for conversion, exercise or exchange (as the case may be). No prior inability to convert a Note, or to issue shares of Common Stock, pursuant to this section shall have any effect on the applicability of the provisions of this section with respect to any subsequent determination of convertibility. The shares of Common Stock issuable to Lender that would cause the Maximum Percentage to be exceeded are referred to herein as the “Ownership Limitation Shares”. Borrower will reserve the Ownership Limitation Shares for the exclusive benefit of Lender. From time to time, Lender may notify Borrower in writing of the number of the Ownership Limitation Shares that may be issued to Lender without causing Lender to exceed the Maximum Percentage. Upon receipt of such notice, Borrower shall be unconditionally obligated to immediately issue such designated shares to Lender, with a corresponding reduction in the number of the Ownership Limitation Shares. For purposes of this section, beneficial ownership and all determinations and calculations (including, without limitation, with respect to calculations of percentage ownership) shall be determined in accordance with Section 13(d) of the 1934 Act (as defined below) and the rules and regulations promulgated thereunder. The provisions of this section shall be implemented in a manner otherwise than in strict conformity with the terms of this section to correct this section (or any portion hereof) which may be defective or inconsistent with the intended Maximum Percentage beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such Maximum Percentage limitation. The limitations contained in this section shall apply to a successor holder of this Master Note and shall be unconditional, irrevocable and non-waivable. For any reason at any time, upon the written or oral request of Lender, Borrower shall within one (1) business day confirm orally and in writing to Lender the number of shares of Common Stock then outstanding, including by virtue of any prior conversion or exercise of convertible or exercisable securities into Common Stock, including, without limitation, pursuant to this Master Note. By written notice to Borrower, Lender may increase, decrease or waive the Maximum Percentage as to itself but any such waiver will not be effective until the 61st day after delivery thereof. The foregoing 61-day notice requirement is enforceable, unconditional and non-waivable and shall apply to all affiliates and assigns of Lender.

12.              Survival. This Master Note shall survive until the later of (i) the Option Expiration Date, and (ii) the date the last funded Subsequent Note has been repaid or converted in full.

13.              Rights and Remedies Cumulative. All rights, remedies, and powers conferred in this Master Note are cumulative and not exclusive of any other rights or remedies, and shall be in addition to every other right, power, and remedy that Lender may have, whether specifically granted in this Master Note, or existing at law, in equity, or by statute, and any and all such rights and remedies may be exercised from time to time and as often and in such order as Lender may deem expedient. The parties acknowledge and agree that upon Borrower’s failure to comply with the provisions of this Master Note, Lender’s damages would be uncertain and difficult (if not impossible) to accurately estimate because of the parties’ inability to predict future interest rates and future share prices, Lender’s increased risk, and the uncertainty of the availability of a suitable substitute investment opportunity for Lender, among other reasons. Accordingly, any fees, charges, and default interest due under this Master Note are intended by the parties to be, and shall be deemed, liquidated damages (under Borrower’s and Lender’s expectations that any such liquidated damages will tack back to the Effective Date for purposes of determining the holding period under Rule 144). The parties agree that such liquidated damages are a reasonable estimate of Lender’s actual damages and not a penalty, and shall not be deemed in any way to limit any other right or remedy Lender may have hereunder, at law or in equity. The parties acknowledge and agree that under the circumstances existing at the time this Master Note is entered into, such liquidated damages are fair and reasonable and are not penalties. All fees, charges, and default interest provided for in this Master Note are agreed to by the parties to be based upon the obligations and the risks assumed by the parties as of the Effective Date and are consistent with investments of this type. The liquidated damages provisions of this Master Note shall not limit or preclude a party from pursuing any other remedy available at law or in equity; provided, however, that the liquidated damages provided for in this Master Note are intended to be in lieu of actual damages.

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14.              Governing Law. This Master Note shall be governed by and interpreted in accordance with the laws of the State of Utah for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Unless the context otherwise requires, all terms of this Master Note and Exhibit C shall also apply to each Subsequent Note. Each party consents to and expressly agrees that venue for Arbitration (as defined in Exhibit C) of any dispute arising out of or relating to this Master Note or the relationship of the parties or their affiliates shall be in Salt Lake County or Utah County, Utah. Without modifying the parties obligations to resolve disputes hereunder pursuant to the Arbitration Provisions (as defined below), for any litigation arising in connection with this Master Note, each party (a) consents to and expressly submits to the exclusive personal jurisdiction of any state or federal court sitting in Salt Lake County, Utah, (b) expressly submits to the venue of any such court for the purposes hereof, and (c) waives any claim of improper venue and any claim or objection that such courts are an inconvenient forum or any other claim or objection to the bringing of any such proceeding in such jurisdictions or to any claim that such venue of the suit, action or proceeding is improper.

15.              Arbitration. The parties shall submit all Claims (as defined in Exhibit C) arising under this Master Note or other agreements between the parties and their affiliates to binding arbitration pursuant to the arbitration provisions set forth in Exhibit C attached hereto (the “Arbitration Provisions”). The parties hereby acknowledge and agree that the Arbitration Provisions are unconditionally binding on the parties hereto and are severable from all other provisions of this Master Note. Any capitalized term not defined in the Arbitration Provisions shall have the meaning set forth in this Master Note. By executing this Master Note, Borrower represents, warrants and covenants that Borrower has reviewed the Arbitration Provisions carefully, consulted with legal counsel about such provisions (or waived its right to do so), understands that the Arbitration Provisions are intended to allow for the expeditious and efficient resolution of any dispute hereunder, agrees to the terms and limitations set forth in the Arbitration Provisions, and that Borrower will not take a position contrary to the foregoing representations. Borrower acknowledges and agrees that Lender may rely upon the foregoing representations and covenants of Borrower regarding the Arbitration Provisions.

16.              Delivery of Process by Lender to Borrower. In the event of any action or proceeding by Lender against Borrower, and only by Lender against Borrower, service of copies of summons and/or complaint and/or any other process which may be served in any such action or proceeding may be made by Lender via U.S. Mail, overnight delivery services such as FedEx or UPS, fax, or process server, or by mailing or otherwise delivering a copy of such process to Borrower at its last known attorney as set forth in its most recent SEC filing.

17.              Attorneys' Fees and Cost of Collection. In the event of any arbitration or action at law or in equity to enforce or interpret the terms of this Master Note, the parties agree that the party who is awarded the most money shall be deemed the prevailing party for all purposes and shall therefore be entitled to an additional award of the full amount of the attorneys’ fees, deposition costs, and expenses paid by such prevailing party in connection with arbitration or litigation without reduction or apportionment based upon the individual claims or defenses giving rise to the fees and expenses. Nothing herein shall restrict or impair an arbitrator’s or a court’s power to award fees and expenses for frivolous or bad faith pleading. If (a) this Master Note is placed in the hands of an attorney for collection or enforcement prior to commencing arbitration or legal proceedings, or is collected or enforced through any arbitration or legal proceeding, or Lender otherwise takes action to collect amounts due under this Master Note or to enforce the provisions of this Master Note; or (b) there occurs any bankruptcy, reorganization, receivership of Borrower or other proceedings affecting Borrower’s creditors’ rights and involving a claim under this Master Note; then Borrower shall pay the costs incurred by Lender for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, attorneys’ fees, deposition costs, and disbursements.

18.              Notices. Any notice required or permitted hereunder (including Conversion Notices) must be in writing and either personally served, sent by facsimile or email, or sent by overnight courier. Notices will be deemed effectively delivered at the time of transmission if by facsimile or email, and if by overnight courier the business day after such notice is deposited with the courier service for delivery. A notice may be sent to a party’s last known address, including the last known address of Borrower set forth in its most recent SEC filing.

19.              Opinion of Counsel. In the event that an opinion of counsel is needed for any matter related to any Note, Lender has the right to have any such opinion provided by its counsel. Lender also has the right to have any such opinion provided by Borrower’s counsel.

20.              Time of the Essence. Time is expressly made of the essence with respect to each and every provision of this Master Note. If the last day of any time period stated herein shall fall on a Saturday, Sunday or non-Trading Day, then such time period shall be extended to the next succeeding day Trading Day.

21.              Liquidated Damages. Lender and Borrower agree that in the event Borrower fails to comply with any of the terms or provisions of any Note, Lender’s damages would be uncertain and difficult (if not impossible) to accurately estimate because of the parties’ inability to predict future interest rates, future share prices, future trading volumes and other relevant factors. Accordingly, Lender and Borrower agree that any fees, balance adjustments, Default Interest, or other charges assessed under any Note are not penalties but instead are intended by the parties to be, and shall be deemed, liquidated damages (under Lender’s and Borrower’s expectations that any such liquidated damages will tack back to the applicable Purchase Price Date for purposes of determining the holding period under Rule 144).

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22.              Definitions.

22.1.        “Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on its principal market, as reported by Bloomberg, or, if its principal market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price (as the case may be) then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if its principal market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in “OTC Pink” by Pink OTC Markets Inc. (formerly Pink Sheets LLC), and any successor thereto. If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price (as the case may be) of such security on such date shall be the fair market value as mutually determined by Lender and Borrower. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

22.2.        “Conversion Share Value” means the product of the number of Conversion Shares deliverable pursuant to any Conversion multiplied by the Closing Sale Price of the Common Stock on the Delivery Date for such Conversion.

22.3.        “Default Effect” means a calculation obtained by multiplying the Outstanding Balance as of the date the applicable Event of Default occurred by (i) 15% for each occurrence of any Major Default, or (ii) 5% for each occurrence of any Minor Default, and then adding the resulting product to the Outstanding Balance as of the date the applicable Event of Default occurred, with the sum of the foregoing then becoming the Outstanding Balance under this Note as of the date the applicable Event of Default occurred; provided that the Default Effect may only be applied three (3) times hereunder with respect to Major Defaults and three (3) times hereunder with respect to Minor Defaults; and provided further that the application of the Default Effect shall not result in a cumulative increase of the Outstanding Balance in an amount greater than 156.25%.

22.4.        “DTC” means the Depository Trust Company.

22.5.        “DTC Eligible” means, with respect to the Common Stock, that such Common Stock is eligible to be deposited in certificate form at the DTC, cleared and converted into electronic shares by the DTC and held in the name of the clearing firm servicing Lender’s brokerage firm for the benefit of Lender.

22.6.        “DTC/FAST Program” means the DTC’s Fast Automated Securities Transfer Program.

22.7.        “DWAC” means Deposit Withdrawal at Custodian as defined by the DTC.

22.8.        “DWAC Eligible” means that (i) the Common Stock is eligible at the DTC for full services pursuant to DTC’s operational arrangements, including without limitation transfer through DTC’s DWAC system, (ii) Borrower has been approved (without revocation) by the DTC’s underwriting department, (iii) Borrower’s transfer agent is approved as an agent in the DTC/FAST Program, (iv) the Conversion Shares are otherwise eligible for delivery via DWAC; (v) Borrower’s transfer agent does not have a policy prohibiting or limiting delivery of the Conversion Shares via DWAC; and (vi) Borrower has previously delivered all Conversion Shares to Lender under the Note via DWAC.

22.9.        “Major Default” means any Event of Default occurring under Sections 7.1(i), (ii), (ix), or (xii) of this Note.

22.10.    “Mandatory Default Amount” means 125% of the amount of the Outstanding Balance of the applicable Note immediately prior to any acceleration pursuant to Section 8.

22.11.    “Minor Default” means any Event of Default that is not a Major Default.

22.12.    “Trading Day” means any day on which the Common Stock is traded or tradable for any period on the principal securities exchange or other securities market on which the Common Stock is then being traded.

22.13.    “VWAP” means volume weighted average price.

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IN WITNESS WHEREOF, Borrower has caused this Master Note to be duly executed as of the Effective Date set out above.

BORROWER:

Rich Pharmaceuticals, Inc.

/s/ Ben Chang

By:

Name: Ben Chang

Title: CEO

ACKNOWLEDGED, ACCEPTED AND AGREED:

LENDER:

Typenex Co-Investment, LLC

By: Red Cliffs Investments, Inc., its Manager

By: /s/ John M. Fife

John M. Fife, President

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EXHIBIT A

SUBSEQUENT PROMISSORY NOTES #1 – #2

(See Attached)

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SUBSEQUENT PROMISSORY NOTE #1

Purchase Price Date: ______, 201_	U.S. $60,500.00

FOR VALUE RECEIVED, Rich Pharmaceuticals, Inc., a Nevada corporation (“Borrower”), promises to pay Typenex Co-Investment, LLC, a Utah limited liability company, or its successors or assigns (“Lender”), $60,500.00 and any other interest and fees according to the terms herein. This Subsequent Promissory Note (this “Subsequent Note”) is made effective as of the Purchase Price Date set forth above. All capitalized terms not defined herein shall have the meanings ascribed to such terms in that certain Master Promissory Note issued by Borrower in favor of Lender on September 18, 2014 (the “Master Note”).

1. The Purchase Price for this Subsequent Promissory Note is $55,000.00. The initial Outstanding Balance of this Subsequent Note is $60,500.00, which includes the $55,000.00 Purchase Price and a $5,500.00 OID. Borrower acknowledges that the full and complete Purchase Price was received on the Purchase Price Date. Proof of payment of the Purchase Price is attached hereto as Schedule 1.

2. This Subsequent Note shall be considered a separate instrument from the Master Note and from each other Subsequent Note.

3. Borrower acknowledges that this Subsequent Note is an unconditional, valid, binding and enforceable obligation of Borrower not subject to offset, deduction or counterclaim of any kind. Borrower and Lender agree that the Rule 144 holding period of this Subsequent Note will begin on the Purchase Price Date.

4. This Subsequent Note shall be subject to and governed in accordance with the terms and conditions set forth in the Master Note. All the terms and provisions of the Master Note are hereby incorporated by reference and made a part of this Subsequent Note. In the case of any conflict between the Master Note and this Subsequent Note, the terms of the Master Note shall govern except with respect to any terms expressly supplied by this Subsequent Note.

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IN WITNESS WHEREOF, Borrower has caused this Subsequent Note #1 to be duly executed as of the Effective Date of the Master Note.

BORROWER:

Rich Pharmaceuticals, Inc.

By: /s/ Ben Chang

Name: Ben Chang

Title: CEO

ACKNOWLEDGED, ACCEPTED AND AGREED:

LENDER:

Typenex Co-Investment, LLC

By: Red Cliffs Investments, Inc., its Manager

By: /s/ John M . Fife

John M. Fife, President

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SUBSEQUENT PROMISSORY NOTE #2

Purchase Price Date: ______, 201_	U.S. $60,500.00

FOR VALUE RECEIVED, Rich Pharmaceuticals, Inc., a Nevada corporation (“Borrower”), promises to pay Typenex Co-Investment, LLC, a Utah limited liability company, or its successors or assigns (“Lender”), $60,500.00 and any other interest and fees according to the terms herein. This Subsequent Promissory Note (this “Subsequent Note”) is made effective as of the Purchase Price Date set forth above. All capitalized terms not defined herein shall have the meanings ascribed to such terms in that certain Master Promissory Note issued by Borrower in favor of Lender on September 18, 2014 (the “Master Note”).

1. The Purchase Price for this Subsequent Promissory Note is $55,000.00. The initial Outstanding Balance of this Subsequent Note is $60,500.00, which includes the $55,000.00 Purchase Price and a $5,500.00 OID. Borrower acknowledges that the full and complete Purchase Price was received on the Purchase Price Date. Proof of payment of the Purchase Price is attached hereto as Schedule 1.

2. This Subsequent Note shall be considered a separate instrument from the Master Note and from each other Subsequent Note.

3. Borrower acknowledges that this Subsequent Note is an unconditional, valid, binding and enforceable obligation of Borrower not subject to offset, deduction or counterclaim of any kind. Borrower and Lender agree that the Rule 144 holding period of this Subsequent Note will begin on the Purchase Price Date.

4. This Subsequent Note shall be subject to and governed in accordance with the terms and conditions set forth in the Master Note. All the terms and provisions of the Master Note are hereby incorporated by reference and made a part of this Subsequent Note. In the case of any conflict between the Master Note and this Subsequent Note, the terms of the Master Note shall govern except with respect to any terms expressly supplied by this Subsequent Note.

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IN WITNESS WHEREOF, Borrower has caused this Subsequent Note #2 to be duly executed as of the Effective Date of the Master Note.

BORROWER:

Rich Pharmaceuticals, Inc.

By: /s/ Ben Chang

Name: Ben Chang

Title: CEO

ACKNOWLEDGED, ACCEPTED AND AGREED:

LENDER:

Typenex Co-Investment, LLC

By: Red Cliffs Investments, Inc., its Manager

By: /s/ John M. Fife

John M. Fife, President

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Exhibit B

CONVERSION NOTICE

Typenex Co-Investment, LLC
303 EAST WACKER DRIVE, SUITE 1200
CHICAGO, ILLINOIS 60601

Date:

Rich Pharmaceuticals, Inc.

9595 Wilshire Blvd, Suite 900

Beverly Hills, California 90212

Attn: Ben Chang

CONVERSION NOTICE

The above-captioned Lender hereby gives notice to Rich Pharmaceuticals, Inc. , a Nevada corporation (the “Company”), pursuant to that certain Master Convertible Promissory Note made by the Company in favor of the Lender on September 18, 2014 or a Subsequent Note thereunder, as applicable (the “Note”), that the Lender elects to convert the portion of the Outstanding Balance of the Note set forth below into fully paid and non-assessable shares of Common Stock of the Company as of the date of conversion specified below. Such conversion shall be based on the Conversion Price set forth below. In the event of a conflict between this Conversion Notice and the Note, the Note shall govern, or, in the alternative, at the election of the Lender in its sole discretion, the Lender may provide a new form of Conversion Notice to conform to the Note.

A.	Date of conversion: ____________
B.	Master Note or Subsequent Note #:________________
C.	Conversion #: ____________
D.	Conversion Amount: ____________
E.	Average trade price: ____ (average of the three (3) lowest Closing Bid Prices in the twenty (20) trading days as per Exhibit A)
F.	Conversion Factor: ______ (60%, as may be adjusted per the Note)
G.	Conversion Price: ______ (E multiplied by F)
H.	Conversion Shares: _______________ (D divided by G)
I.	Remaining Outstanding Balance of Note: ____________*

* Subject to adjustments for corrections, defaults, and other adjustments permitted by the Master Note the terms of which shall control in the event of any dispute between the terms of this Conversion Notice and such Master Note.

Please transfer the Conversion Shares electronically (via DWAC) to the following account:

Broker:

Address:

DTC#:

Account #:

Account Name:

To the extent the Conversion Shares are not able to be delivered to the Lender electronically via the DWAC system, please deliver all such certificated shares to Lender via reputable overnight courier after receipt of this Conversion Notice (by facsimile transmission or otherwise) to:

_____________________________________

_____________________________________

_____________________________________

Sincerely,

Typenex Co-Investment, LLC

By: Red Cliffs Investments, Inc., its Manager

By: /s/ John M. Fife

John M. Fife, President

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EXHIBIT C

ARBITRATION PROVISIONS

1.       Dispute Resolution. For purposes of this Exhibit C, the term “Claims” means any disputes, claims, demands, causes of action, liabilities, damages, losses, or controversies whatsoever arising from related to or connected with the transactions contemplated in the Master Note and any communications between the parties related thereto, including without limitation any claims of mutual mistake, mistake, fraud, misrepresentation, failure of formation, failure of consideration, promissory estoppel, unconscionability, failure of condition precedent, rescission, and any statutory claims, tort claims, contract claims, or claims to void, invalidate or terminate the Master Note. The parties hereby agree that the arbitration provisions set forth in this Exhibit C (“Arbitration Provisions”) are binding on the parties hereto and are severable from all other provisions in the Master Note. As a result, any attempt to rescind the Master Note or declare the Master Note invalid or unenforceable for any reason is subject to these Arbitration Provisions. These Arbitration Provisions shall also survive any termination or expiration of the Master Note.

2.       Arbitration. Except as otherwise provided herein, all Claims must be submitted to arbitration (“Arbitration”) to be conducted in Salt Lake County, Utah or Utah County, Utah and pursuant to the terms set forth in these Arbitration Provisions. The parties agree that the award of the arbitrator shall be final and binding upon the parties; shall be the sole and exclusive remedy between them regarding any Claims, counterclaims, issues, or accountings presented or pleaded to the arbitrator; and shall promptly be payable in United States dollars free of any tax, deduction or offset (with respect to monetary awards). Any costs or fees, including without limitation attorneys’ fees, incident to enforcing the arbitrator’s award shall, to the maximum extent permitted by law, be charged against the party resisting such enforcement. The award shall include Default Interest (as defined in the Master Note) both before and after the award. Judgment upon the award of the arbitrator will be entered and enforced by a state court sitting in Salt Lake County, Utah. The parties hereby incorporate herein the provisions and procedures set forth in the Utah Uniform Arbitration Act, U.C.A. § 78B-11-101 et seq. (as amended or superseded from time to time, the “Arbitration Act”). Pursuant to Section 78B-11-105 of the Arbitration Act, in the event of conflict between the terms of these Arbitration Provisions and the provisions of the Arbitration Act, the terms of these Arbitration Provisions shall control.

3.       Arbitration Proceedings. Arbitration between the parties will be subject to the following procedures:

3.1.        Pursuant to Section 110 of the Arbitration Act, the parties agree that a party may initiate Arbitration by giving written notice to the other party (“Arbitration Notice”) in the same manner that notice is permitted under Section 18 of the Master Note; provided, however, that the Arbitration Notice may not be given by email or fax. Arbitration will be deemed initiated as of the date that the Arbitration Notice is deemed delivered under Section 18 of the Master Note (the “Service Date”). After the Service Date, information may be delivered, and notices may be given, by email or fax pursuant to Section 18 of the Master Note. The Arbitration Notice must describe the nature of the controversy, the remedies sought, and the election to commence Arbitration proceedings. All Claims in the Arbitration Notice must be pleaded consistent with the Utah Rules of Civil Procedure.

3.2.        Within ten (10) calendar days after the Service Date, Lender shall select and submit to Borrower the names of three arbitrators that are designated as “neutrals” or qualified arbitrators by Utah ADR Services (http://www.utahadrservices.com) (such three designated persons hereunder are referred to herein as the “Proposed Arbitrators”). For the avoidance of doubt, each Proposed Arbitrator must be qualified as a “neutral” with Utah ADR Services. Within ten (10) calendar days after Lender has submitted to Borrower the names of the Proposed Arbitrators, Borrower must select, by written notice to Lender, one (1) of the Proposed Arbitrators to act as the arbitrator for the parties under these Arbitration Provisions. If Borrower fails to select one of the Proposed Arbitrators in writing within such 10-day period, then Lender may select the arbitrator from the Proposed Arbitrators by providing written notice of such selection to Borrower. If Lender fails to identify the Proposed Arbitrators within the time period required above, then Borrower may at any time prior to Lender designating the Proposed Arbitrators, select the names of three arbitrators that are designated as “neutrals” or qualified arbitrators by Utah ADR Service by written notice to Lender. Lender may then, within ten (10) calendar days after Borrower has submitted notice of its selected arbitrators to Lender, select, by written notice to Borrower, one (1) of the selected arbitrators to act as the arbitrator for the parties under these Arbitration Provisions. If Lender fails to select in writing and within such 10-day period one of the three arbitrators selected by Borrower, then Borrower may select the arbitrator from its three previously selected arbitrators by providing written notice of such selection to Lender. Subject to subparagraph 3.12 below, the cost of the arbitrator must be paid equally by both parties; provided, however, that if one party refuses or fails to pay its portion of the arbitrator fee, then the other party can advance such unpaid amount (subject to the accrual of Default Interest thereupon), with such amount added to or subtracted from, as applicable, the award granted by the arbitrator. If Utah ADR Services ceases to exist or to provide a list of neutrals, then the arbitrator shall be selected from the names of three arbitrators that are designated as “neutrals” or qualified arbitrators by the American Arbitration Association. The date that the selected arbitrator agrees in writing to serve as the arbitrator hereunder is referred to herein as the “Arbitration Commencement Date”.

3.3.        An answer and any counterclaims to the Arbitration Notice, which must be pleaded consistent with the Utah Rules of Civil Procedure, shall be required to be delivered to the other party within twenty (20) calendar days after the Service Date. Upon request, the arbitrator is hereby instructed to render a default award, consistent with the relief requested in the Arbitration Notice, against a party that fails to submit an answer within such time period.

3.4.        The party that delivers the Arbitration Notice to the other party shall have the option to also commence legal proceedings with any state court sitting in Salt Lake County, Utah (“Litigation Proceedings”), subject to the following: (i) the complaint in the Litigation Proceedings is to be substantially similar to the claims set forth in the Arbitration Notice, provided that an additional cause of action to compel arbitration will also be included therein, (ii) so long as the other party files an answer to the complaint in the Litigation Proceedings and an answer to the Arbitration Notice, the Litigation Proceedings will be stayed pending an award of the arbitrator hereunder, (iii) if the other party fails to file an answer in the Litigation Proceedings or an answer in the Arbitration Proceedings, then the party initiating Arbitration shall be entitled to a default judgment consistent with the relief requested, to be entered in the Litigation Proceedings, and (iv) any legal or procedural issue arising under the Arbitration Act that requires a decision of a court of competent jurisdiction may be determined in the Litigation Proceedings. Any award of the arbitrator may be entered in such Litigation Proceedings pursuant to the Arbitration Act.

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3.5.        Pursuant to Section 118(8) of the Arbitration Act, the parties agree that discovery shall be conducted in accordance with the Utah Rules of Civil Procedure; provided, however, that incorporation of such rules will in no event supersede the Arbitration Provisions set forth herein, including without limitation the time limitation set forth in Paragraph 3.9 below, and the following:

(a)                Discovery will only be allowed if the likely benefits of the proposed discovery outweigh the burden or expense, and the discovery sought is likely to reveal information that will satisfy a specific element of a claim or defense already pleaded in the Arbitration. The party seeking discovery shall always have the burden of showing that all of the standards and limitations set forth in these Arbitration Provisions are satisfied. The scope of discovery in the Arbitration proceedings shall also be limited as follows:

(i)           To facts directly connected with the transactions contemplated by the Master Note.

(ii)         To facts and information that cannot be obtained from another source that is more convenient, less burdensome or less expensive.

(b)                No party shall be allowed (a) more than fifteen (15) interrogatories (including discrete subparts), (b) more than fifteen (15) requests for admission (including discrete subparts), (c) more than ten (10) document requests (including discrete subparts), or (d) more than three depositions (excluding expert depositions) for a maximum of seven (7) hours per deposition.

3.6.        Any party submitting any written discovery requests, including interrogatories, requests for production, subpoenas to a party or a third party, or requests for admissions, must prepay the estimated attorneys’ fees and costs, as determined by the arbitrator, before the responding party has any obligation to produce or respond.

(a)                All discovery requests must be submitted in writing to the arbitrator and the other party before issuing or serving such discovery requests. The party issuing the written discovery requests must include with such discovery requests a detailed explanation of how the proposed discovery requests satisfy the requirements of these Arbitration Provisions and the Utah Rules of Civil Procedure. Any party will then be allowed, within ten (10) calendar days of receiving the proposed discovery requests, to submit to the arbitrator an estimate of the attorneys’ fees and costs associated with responding to such written discovery requests and a written challenge to each applicable discovery request. After receipt of an estimate of attorneys’ fees and costs and/or challenge(s) to one or more discovery requests, the arbitrator will make a finding as to the likely attorneys’ fees and costs associated with responding to the discovery requests and issue an order that (A) requires the requesting party to prepay the attorneys’ fees and costs associated with responding to the discovery requests, and (B) requires the responding party to respond to the discovery requests as limited by the arbitrator within a certain period of time after receiving payment from the requesting party. If a party entitled to submit an estimate of attorneys’ fees and costs and/or a challenge to discovery requests fails to do so within such 10-day period, the arbitrator will make a finding that (A) there are no attorneys’ fees or costs associated with responding to such discovery requests, and (B) the responding party must respond to such discovery requests (as may be limited by the arbitrator) within a certain period of time as determined by the arbitrator.

(b)                In order to allow a written discovery request, the arbitrator must find that the discovery request satisfies the standards set forth in these Arbitration Provisions and the Utah Rules of Civil Procedure. The arbitrator must strictly enforce these standards. If a discovery request does not satisfy any of the standards set forth in these Arbitration Provisions or the Utah Rules of Civil Procedure, the arbitrator may modify such discovery request to satisfy the applicable standards, or strike such discovery request in whole or in part.

(c)                Discovery deadlines will be set forth in a scheduling order issued by the arbitrator. The parties hereby authorize and direct the arbitrator to take such actions and make such rulings as may be necessary to carry out the parties’ intent for the arbitration proceedings to be efficient and expeditious.

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3.7.        Each party may submit expert reports (and rebuttals thereto), provided that such reports must be submitted by the deadlines established by the arbitrator. Expert reports must contain the following: (a) a complete statement of all opinions the expert will offer at trial and the basis and reasons for them; (b) the expert’s name and qualifications, including a list of all publications within the preceding 10 years, and a list of any other cases in which the expert has testified at trial or in a deposition or prepared a report within the preceding 10 years; and (c) the compensation to be paid for the expert’s study and testimony. The parties are entitled to depose any other party’s expert witness one time for no more than 4 hours. An expert may not testify in a party’s case-in-chief concerning any matter not fairly disclosed in the expert report.

3.8.        All information disclosed by either party during the Arbitration process (including without limitation information disclosed during the discovery process) shall be considered confidential in nature. Each party agrees not to disclose any confidential information received from the other party during the discovery process unless (i) prior to or after the time of disclosure such information becomes public knowledge or part of the public domain, not as a result of any inaction or action of the receiving party, (ii) such information is required by a court order, subpoena or similar legal duress to be disclosed if such receiving party has notified the other party thereof in writing and given it a reasonable opportunity to obtain a protective order from a court of competent jurisdiction prior to disclosure; or (iii) disclosed to the receiving party’s agents, representatives and legal counsel on a need to know basis who each agree in writing not to disclose such information to any third party. Pursuant to Section 118(5) of the Arbitration Act, the arbitrator is hereby authorized and directed to issue a protective order to prevent the disclosure of privileged information and confidential information upon the written request of either party.

3.9.        The parties hereby authorize and direct the arbitrator to take such actions and make such rulings as may be necessary to carry out the parties’ intent for the arbitration proceedings to be efficient and expeditious. Pursuant to Section 120 of the Arbitration Act, the parties hereby agree that an award of the arbitrator must be made within 150 days after the Arbitration Commencement Date. The arbitrator is hereby authorized and directed to hold a scheduling conference within ten (10) calendar days after the Arbitration Commencement Date in order to establish a scheduling order with various binding deadlines for discovery, expert testimony, and the submission of documents by the parties to enable the arbitrator to render a decision prior to the end of such 150-day period. The Utah Rules of Evidence will apply to any final hearing before the arbitrator.

3.10.     The arbitrator shall have the right to award or include in the arbitrator’s award any relief which the arbitrator deems proper under the circumstances, including, without limitation, specific performance and injunctive relief, provided that the arbitrator may not award exemplary or punitive damages.

3.11.     If any part of these Arbitration Provisions is found to violate applicable law or to be illegal, then such provision shall be modified to the minimum extent necessary to make such provision enforceable under applicable law.

3.12.     The arbitrator is hereby directed to require the losing party to (i) pay the full amount of the costs and fees of the arbitrator, and (ii) reimburse the prevailing party the reasonable attorneys’ fees, arbitrator costs, deposition costs, and other discovery costs incurred by the prevailing party.

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